Proxy Statement Pursuant to Section 14(a)
 of the Securities Exchange Act of 1934
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OPGEN, INC.
 (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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 708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878

2017 ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON JUNE 8, 2017
June 6, 2017

On June 6, 2017, Laurence R. McCarthy, Ph.D., a director of OpGen, Inc. (the "Company") since 2013, notified the Company that he had determined not to seek re-election as a director of the Company because of other professional commitments.  There was no disagreement between Dr. McCarthy and the Company leading to the decision.  Dr. McCarthy's term as a director will end at the 2017 Annual Meeting of Stockholders on June 8, 2017.
Any proxies voted with respect to Dr. McCarthy's nomination as a director will not be voted by the proxy holders identified in the proxy statement.  As of the date of the Annual Meeting, the number of directors shall be six.  All other nominees for director identified in the proxy statement are standing for re-election.